SECOND AMENDMENT TO CREDIT AGREEMENT
AND JOINDER TO GUARANTY
THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND JOINDER TO GUARANTY (this “Amendment”), dated as of September 30, 2013, by and among APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation (the “REIT”), AIMCO PROPERTIES, L.P., a Delaware limited partnership (“AIMCO”) and AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation (“AIMCO/Bethesda”) (the REIT, AIMCO and AIMCO/Bethesda are hereinafter collectively referred to as the “Borrowers”), each party listed as an “Existing Guarantor” and a “New Guarantor” on the signature pages hereto (collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as the “Administrative Agent”), and each party listed as an “Existing Lender”, a “New Lender” or an “Exiting Lender” on the signature pages hereto (such Existing Lenders and New Lenders, collectively, the “Lenders”).
W I T N E S S E T H:
WHEREAS, the Borrowers, KeyBank, the Administrative Agent, the other Existing Lenders (as hereinafter defined) and the Exiting Lenders (as hereinafter defined) are party to that certain Senior Secured Credit Agreement dated as of December 13, 2011, as amended by that certain First Amendment to Credit Agreement dated as of April 5, 2013 and effective as of March 31, 2013 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”);
WHEREAS, certain of the Guarantors executed and delivered to the Administrative Agent and the Lenders that certain Continuing Guaranty dated as of December 13, 2011 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Guaranty”);
WHEREAS, each of Shelter Properties IV Limited Partnership, a South Carolina limited partnership, Hunt Club Partners, L.L.C., a Maryland limited liability company and Waters Landing Partners, L.L.C., a Maryland limited liability company (collectively, the “New Guarantors”), is required pursuant to the terms of the Credit Agreement, as amended hereby, to become a “Guarantor” thereunder and under the other Loan Documents, and each such New Guarantor is executing and delivering this Amendment for purposes of, among other things, evidencing its agreement to be bound by the Credit Agreement and the other Loan Documents as a “Guarantor” thereunder;
WHEREAS, the Exiting Lenders are assigning and delegating their Commitments and Revolving Loans to the Existing Lenders and New Lenders (each as defined herein), in accordance with the terms and conditions of this Amendment;
WHEREAS, the Borrowers and the Guarantors have requested that the Lenders modify the Credit Agreement in certain respects and the Lenders have agreed to modifications on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and as a material inducement to the Lenders to agree to such modifications, the parties do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.
2.Modifications of the Credit Agreement. The Borrowers, the Administrative Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:
(a)By inserting the following new definitions in Section 1.01 of the Credit Agreement, in the appropriate alphabetical order:

“Amendment Closing Date” has the meaning given such term in the Second Amendment to Credit Agreement by and among the Borrowers, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Bottom Tier Subsidiary” has the meaning specified in Section 6.12(a).
“Credit Rating” means, as of any date of determination, the highest of the credit ratings (or their equivalents) then assigned to the REIT’s or a Borrower’s long-term senior unsecured non-credit enhanced debt by any of the Rating Agencies. For purposes herein, the credit ratings described in each respective Credit Rating Level are deemed equivalent. If the REIT or a Borrower shall have obtained a credit rating from at least two of the Rating Agencies, the highest of the credit ratings shall control, provided that the next highest credit rating is only one level below that of the highest credit rating. If the next highest credit rating is more than one level below that of the highest credit rating, the operative credit rating would be deemed to be one rating level lower than the highest credit rating. If the REIT or a Borrower shall have obtained a credit rating from two or more of the Rating Agencies and shall thereafter lose all such credit ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) from the Rating Agencies, or if the only credit rating the REIT or a Borrower shall have is provided by Fitch, the REIT or such Borrower, as applicable, shall be deemed for the purposes hereof not to have a credit rating. If at any time two or more of the Rating Agencies shall no longer perform the functions of a securities rating agency, then the Borrowers and the Administrative Agent shall promptly negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of each such substitute rating agency with that of the rating agency being replaced) and, pending such amendment, the Credit Rating of the other of the Rating Agencies, if one has been provided, shall continue to apply.
“Credit Rating Confirmation Notice” means a written notice from REIT or a Borrower that it has first obtained an Investment Grade Rating from at least two Rating Agencies.

“Credit Rating Election Notice” means a written notice from REIT or a Borrower that it elects to have the Applicable Rate determined by reference to the Credit Rating Level.
“Credit Rating Level” means one of the following five pricing levels, as applicable:
“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or Fitch or A3 by Moody’s;
“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Fitch or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;
“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Fitch or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;
“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Fitch or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and
“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Fitch or Baa3 by Moody’s or there is no Credit Rating.
“Facility Fee” has the meaning specified in Section 2.09(b).
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Investment Grade Rating” shall mean a Credit Rating of BBB- or better from S&P or Fitch or Baa3 or better from Moody’s.
“Material Subsidiary” has the meaning specified in Section 6.12(a).
“Rating Agencies” means S&P, Moody’s and Fitch, collectively, and “Rating Agency” means S&P, Moody’s or Fitch.
“Second Tier Subsidiary” has the meaning specified in Section 6.12(a).
“Section 6.12(c) Subsidiary” has the meaning specified in Section 6.12(c).
“Singer Portfolio” shall mean, collectively, (a) twenty (20) senior mortgage loans held by Singer AIMCO Held Notes, LLC, a Delaware limited liability company and (b) the junior mortgage loan held by AIMCO Harlem Funding, LLC, a Delaware limited liability company, secured by various properties located New York, New York.

“Unencumbered Subsidiary” has the meaning specified in Section 6.12(a).
(b)By deleting in their entirety the definitions of the terms “Applicable Rate”, “Fee Letter”, “Negative Pledge Assets” and “Wholly-Owned Subsidiary” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof the following new definitions:
“Applicable Rate” means, as of any date of determination prior to such time as Administrative Agent receives a Credit Rating Confirmation Notice and a Credit Rating Election Notice, the following percentages per annum (the “Leverage Rates”), based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Leverage Ratio	Eurodollar Rate Applicable Rate	Base Rate Applicable Rate	Letters of Credit
1	< 50%	1.875%	0.500%	1.875%
2	> 50% and < 55%	2.050%	0.675%	2.050%
3	> 55% and < 60%	2.250%	0.875%	2.250%
4	> 60%	2.625%	1.250%	2.625%
While the Leverage Rates are in effect, any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered, whereupon, the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. While the Leverage Rates are in effect, the Applicable Rate in effect (x) from the Closing Date to the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(b) for the fiscal quarter ended December 31, 2011 shall be determined based upon Pricing Level 2 and (y) from the Amendment Closing Date to the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(b) for the fiscal quarter ended September 30, 2013 shall be determined based upon Pricing Level 1.
From and after the time that Administrative Agent receives a Credit Rating Confirmation Notice and a Credit Rating Election Notice, “Applicable Rate” shall mean, as of any date of determination, a percentage per annum (the “Credit Rating Rates”) determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Rate determined by reference to the Leverage Ratio shall be payable as provided in Section 2.08):

Pricing Level	Credit Rating Level	Eurodollar Rate Loans & Letters of Credit Fees	Base Rate Loans
I	Credit Rating Level 1	1.00%	0.00%
II	Credit Rating Level 2	1.05%	0.05%
III	Credit Rating Level 3	1.10%	0.10%
IV	Credit Rating Level 4	1.35%	0.35%
V	Credit Rating Level 5	1.70%	0.70%

While the Credit Rating Rates are in effect, the Applicable Rate for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Rate for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however, that (i) no change in the Applicable Rate resulting from the application of the Credit Rating Levels shall be effective until the first Business Day after the date on which the Administrative Agent receives a Credit Rating Confirmation Notice and a Credit Rating Election Notice, (ii) no change in the Credit Rating Level shall be effective until the first Business Day after the date on which the Administrative Agent receives written notice, pursuant to Section 6.03(e) or addressed to the Administrative Agent from the applicable Rating Agency, of a change in such Credit Rating Level, or otherwise confirms such change through information made publicly available by such Rating Agency and (iii) during any period that the REIT or any Borrower ceases to have a Credit Rating Level, Credit Rating Level 5 shall be the applicable Credit Rating Level. From and after the first time that the Applicable Rate is based on the REIT’s or a Borrower’s Investment Grade Rating, the Applicable Rate shall no longer be calculated by reference to the Leverage Rates.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Fee Letter” means the letter agreement, dated August 8, 2013, among the REIT, the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers.
“Negative Pledge Assets” means, collectively, (i) the Note(s) Receivables (other than any Note(s) Receivables relating to the Singer Portfolio and any Note(s) Receivables that may be approved by the Required Lenders), (ii) all property management contracts of the Borrowing Group, and (iii) the Borrowing Group’s general partnership interests in partnerships that own properties managed by any member of the Borrowing Group.
“Wholly-Owned Subsidiary” means a Subsidiary of AIMCO and/or the REIT and/or AIMCO/Bethesda of which 100% of the Equity Interests is owned directly or indirectly by (i) Borrowers or (ii) for purposes of the last sentence of Section 6.12 one or more Guarantors.

(c)By deleting the references to “0.35%” and “0.25%” in the definition of the term “Applicable Unused Fee” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof references to “0.25%” and “0.20%”, respectively.

(d)By deleting the reference to “December 31, 2010” in the definition of the term “Audited Financial Statements” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof a reference to “December 31, 2012”.

(e)By deleting the reference to “has been treated” in clause (c) of the definition of the term “Defaulting Lender” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof a reference to “is currently being treated”.

(f)By deleting the reference to “December 13, 2014” in clause (a) of the definition of the term “Maturity Date” appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof a reference to “September 30, 2017”.

(g)By inserting the following parenthetical to the end of the first sentence of the definition of the term “Recourse Indebtedness” appearing in Section 1.01 of the Credit Agreement: “(such exclusions to encompass any Guarantees which are limited to customary non-recourse exceptions)”.

(h)By (i) re-alphabetizing the existing clause (b) of Section 2.09 of the Credit Agreement as clause (c) of such Section and (ii) inserting the following new clause (b) to such Section:

“(b)    Facility Fee. From and after the time that Administrative Agent receives a Credit Rating Confirmation Notice and a Credit Rating Election Notice, the Applicable Unused Fee shall no longer accrue (but any accrued Applicable Unused Fee shall be payable as provided in Section 2.09(a)), and the Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a facility fee (the “Facility Fee”) equal to the applicable Facility Fee Rate set forth in the table below multiplied by the actual daily amount of the Aggregate Commitments from the date thereof in the case of each Lender then a party thereto and from the effective date specified in the Assignment and Acceptance Agreement pursuant to which it became a Lender in the case of each other Lender until the last day of the Availability Period, payable quarterly in arrears on the last Business Day of each March, June, September and December, and on the last day of the Availability Period. The Facility Fee payable to the account of each Lender shall be calculated daily for each period for which the Facility Fee is payable during such period at the rate per annum set forth below:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.15%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.25%
Credit Rating Level 5	0.30%
The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until one Business Day after the date on which the Administrative Agent receives written notice, pursuant to Section 6.03(e) or addressed to the Administrative Agent from the applicable Rating Agency, of a change in such Credit Rating Level or otherwise confirms such change through information made publicly available by such Rating Agency.”
(i)By (i) deleting the reference to “0.25%” in clause (b)(iii) of Section 2.16 of the Credit Agreement, and inserting in lieu thereof a reference to “0.20%” and (ii) deleting in its entirety clause (a) of Section 2.16 of the Credit Agreement and inserting in lieu thereof the following new clause (a) to such Section:
“(a)    Requests for Extension. The Borrowers shall have the one-time right and option, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 120 days prior to, and not later than 60 days prior to, the Maturity Date then in effect hereunder (the “Existing Maturity Date”), to cause each Lender to extend such Lender’s Existing Maturity Date for an additional one (1) year with respect to such exercise from the Existing Maturity Date and each Lender shall extend such Lender’s Commitment for an additional one (1) year with respect to such exercise from the Existing Maturity Date in accordance with this Section 2.16.”
(j)By deleting the reference to “Section 7.04” in Section 5.01(a) of the Credit Agreement and inserting in lieu thereof a reference to “Section 6.05 or 7.04”.
(k)By (i) deleting the period at the end of clause (d) of Section 6.03 of the Credit Agreement and inserting in lieu thereof “; and” and (ii) inserting the following new clause (e) at the end of such Section:
“(e)    at any time the Credit Rating Rates are in effect, upon becoming aware of a change in the Credit Rating given by a Rating Agency or any announcement that any rating is “under review” or that any such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency.”
(l)By deleting in its entirety clauses (a) and (b) of Section 6.12 of the Credit Agreement and inserting in lieu thereof the following new clauses (a), (b) and (c) to such Section:

“(a)    Notify the Administrative Agent of any domestic Wholly-Owned Subsidiary of the Borrowers that directly (x) owns in fee simple or ground leases any real property assets that are not encumbered by a Lien (each, an “Unencumbered Subsidiary”) or (y) owns assets that are projected to generate an amount of Net Operating Income (without giving effect to Net Operating Income of any Subsidiary owned by such Wholly-Owned Subsidiary) equal to or greater than 2% of the Net Operating Income of AIMCO for the next calendar quarter (each, a “Material Subsidiary”; each Unencumbered Subsidiary and each Material Subsidiary herein referred to as a “Bottom Tier Subsidiary”), and promptly thereafter (and in any event within 60 days), cause such Person to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of the Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose and (ii) deliver to the Administrative Agent the documents referred to in clauses (iii) and (iv) of Section 4.01(a) and, if required by Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of this Section 6.12(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent. If a Bottom Tier Subsidiary is prohibited from providing a Guaranty by Contractual Obligation, Organization Documents or applicable law, then no Guaranty from such Subsidiary shall be required and the Borrowers shall cause each Wholly-Owned Subsidiary which is not then a Guarantor and which owns an Equity Interest in the Bottom Tier Subsidiary (each, a “Second Tier Subsidiary”) to instead execute and deliver the Guaranty. If a Second Tier Subsidiary is prohibited from providing a Guaranty by Contractual Obligation, Organization Documents or applicable law, then no Guaranty from such Subsidiary shall be required and the Borrowers shall cause each Wholly-Owned Subsidiary which is not then a Guarantor and which owns an Equity Interest in the Second Tier Subsidiary to instead execute and deliver the Guaranty (to the extent such guaranty is not prohibited by Contractual Obligation, Organization Documents or applicable law). If a Bottom Tier Subsidiary is a Wholly-Owned Subsidiary of one or more existing Guarantors, and there is no intervening debt obligation between such Subsidiary and such Guarantor(s), then no Guaranty from such Bottom Tier Subsidiary shall be required.
(b)    With respect to any Wholly-Owned Subsidiary that becomes a Guarantor pursuant to Section 6.12(a) (other than any Unencumbered Subsidiary unless and until it qualifies as a Material Subsidiary) and promptly after such Wholly-Owned Subsidiary becomes a Guarantor (or, in the case of any Unencumbered Subsidiary which was not a Material Subsidiary at the time it became a Guarantor, promptly after such Unencumbered Subsidiary qualifies as a Material Subsidiary), and in any event within 20 days thereof, the Borrowers shall cause the Stock or other Equity Interest in such Wholly-Owned Subsidiary that becomes a Guarantor to be pledged to the Administrative Agent for the benefit of the Lenders as Collateral under this Agreement and each Pledge Agreement (to the extent not prohibited by Contractual Obligation or Organization Documents). Borrowers or any applicable Subsidiary (to the extent not prohibited by Contractual Obligation or Organization Documents) shall execute and/or deliver to the Administrative Agent (i) such amendments or joinders to the Pledge Agreements as the Administrative Agent deems reasonably necessary or desirable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Stock or other Equity Interest of such new Guarantor in accordance with the Pledge Agreements and deliver to the Administrative Agent the certificates representing such Stock or Equity Interest (to the extent certificated), together with undated stock powers, in blank, executed and delivered by a duly authorized officer and (ii) the documents referred to in clauses (iii) and (iv) of Section 4.01(a) and, if required by Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of this Section 6.12(b)).
(c)    Notwithstanding the foregoing clauses (a) and (b) of this Section 6.12, Borrowers shall have no obligation to cause (i) Largo Partners, L.L.C., a Maryland limited liability company, NHP Windsor Crossing L.P., a Delaware limited partnership, Oak Park-Oxford Associates Limited Partnership, a Michigan limited partnership, Atlantic IX, L.L.C., a Michigan limited liability company, and Fox Strategic Housing Income Partners, a California Limited Partnership, a California limited partnership (each a “Section 6.12(c) Subsidiary”), to become a Guarantor pursuant to Section 6.12(a) prior to January 15, 2014, as such deadline may be extended by the Administrative Agent in its sole and absolute discretion (the “Delivery Deadline”), by which Delivery Deadline, unless any such Subsidiary no longer owns any real property assets that are not encumbered by a Lien (in which case, this Section 6.12(c) shall then cease to apply to such Subsidiary), Borrowers shall have caused each such Subsidiary to execute and/or deliver all documents, opinions and certificates required by Section 6.12(a) with respect to such Subsidiary and, in the event such Subsidiary is, as of the date of the delivery of such documents, opinions and certificates or on any date thereafter, a Material Subsidiary, shall have caused the Stock or other Equity Interest in such Subsidiary (or any other Subsidiary which becomes a Guarantor in lieu of such Subsidiary by operation of this Section 6.12(c)) to be pledged to the Administrative Agent for the benefit of the Lenders as Collateral under this Agreement and each Pledge Agreement (to the extent not prohibited by Contractual Obligation or Organization Documents) and shall have caused to be executed and/or delivered all documents, opinions and certificates required by Section 6.12(b) with respect to the applicable Borrower or Borrowers and/or the applicable Subsidiary or Subsidiaries or (ii) New Guarantors, to deliver the documents referred to in clauses (iii) and (iv) of Section 4.01(a) with respect to such New Guarantors and, if required by Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i) of Section 6.12(a)) prior to the Delivery Deadline. If a Section 6.12(c) Subsidiary is prohibited from providing a Guaranty by Contractual Obligation, Organization Documents or applicable law, then no Guaranty from such Subsidiary shall be required and the Borrowers shall cause each Second Tier Subsidiary to instead execute and deliver the Guaranty. If a Second Tier Subsidiary is prohibited from providing a Guaranty by Contractual Obligation, Organization Documents or applicable law, then no Guaranty from such Subsidiary shall be required and the Borrowers shall cause each Wholly-Owned Subsidiary which is not then a Guarantor and which owns an Equity Interest in the Second Tier Subsidiary to instead execute and deliver the Guaranty

(to the extent such guaranty is not prohibited by Contractual Obligation, Organization Documents or applicable law).”
(m)By deleting the reference to “Section 7.02” in Section 7.09 of the Credit Agreement and inserting in lieu thereof a reference to “Section 7.01”.
(n)By deleting in their entirety clauses (a), (c), (d) and (h) of Section 7.11 of the Credit Agreement and inserting in lieu thereof the following new clauses (a), (c), (d) and (h) to such Section:
“(a)    Permit the Fixed Charge Coverage Ratio (i) for the fiscal quarter ending December 31, 2011, to be less than 1.20:1.00, (ii) for the fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter through and including the fiscal quarter ending December 31, 2014, to be less than 1.30:1.00 and (iii) for the fiscal quarter ending March 31, 2015 and each fiscal quarter thereafter, to be less than 1.40:1.00;”
“(c)    Permit the Secured Indebtedness Ratio (i) for the fiscal quarter ending December 31, 2011, to exceed 0.65:1.00, (ii) for the fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter through and including the fiscal quarter ending December 31, 2014, to exceed 0.60:1.00 and (iii) for the fiscal quarter ending March 31, 2015 and each fiscal quarter thereafter, to exceed 0.55:1.00;
(d)    Permit the Leverage Ratio (i) for the fiscal quarter ending December 31, 2011 and each fiscal quarter thereafter through and including the fiscal quarter ending June 30, 2013, to exceed 0.65:1.00 and (ii) for the fiscal quarter ending September 30, 2013 and each fiscal quarter thereafter, to exceed 0.60:1.00; provided, however, that for purposes of calculating the Leverage Ratio pursuant to this Section 7.11(d)(ii), the REIT or the Borrowers may elect for any one (1) period (but only one (1) period during the term of this Agreement) of up to two (2) consecutive fiscal quarters during which the Leverage Ratio may exceed 0.60:1.00 but may not exceed 0.65:1.00;”
“(h)    Permit the aggregate outstanding principal amount of the Borrowing Group’s Share of Aggregate Recourse Indebtedness, exclusive of the Commitments and the Total Outstandings, to exceed the greater of (i) 5% of Total Funded Indebtedness and (ii) $225,000,000;”
(o)For purposes of, and in accordance with, Section 9.08 of the Credit Agreement, Citibank, N.A. and PNC Bank, National Association shall be deemed to be “Co-Documentation Agents listed on the cover page hereof”, as such phrase appears in such Section.
(p)By deleting in its entirety clause (c) of Section 9.10 of the Credit Agreement and inserting in lieu thereof the following new clause (c) to such Section:
“(c)    provided no Default or Event of Default then exists or would arise as a result thereof, to release any Guarantor from its obligations under the Guaranty (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) such Guarantor owns real property assets that are, contemporaneously with such release, to become encumbered by a Lien securing a first mortgage loan permitted under this Agreement (it being acknowledged and understood that all obligations of such Guarantor under the Loan Documents (other than indemnification obligations which by their term survive the payment of the Obligations) shall automatically terminate and be of no further force and effect upon the consummation of any such transaction).”
(q)By deleting the contents of Schedule 2.01A attached to the Credit Agreement and inserting in lieu thereof the contents of Schedule 1 attached hereto.
(r)By deleting the reference to “A < $100,000,000” in Part VIII.B of Schedule 2 to Exhibit D to the Credit Agreement and inserting in lieu thereof a reference to “A < greater of (i) 5% of Total Funded Indebtedness at Statement Date and (ii) $225,000,000”.
3.Reallocation of Commitments; No Novation; Etc.
(a)In order to facilitate this Amendment, one or more lenders that are a party to the Credit Agreement are no longer continuing as “Lenders” thereunder (each an “Exiting Lender”; the lenders that are a party to the Credit Agreement immediately both before and after giving effect to this Amendment are each herein referred to as an “Existing Lender”), and certain new lenders are executing this Amendment in order to become a party to the Credit Agreement as “Lenders” (each a “New Lender”). Contemporaneously with the execution of this Amendment, each Exiting Lender shall be deemed to have assigned and delegated its Commitment and Revolving Loans to the Lenders, and each Exiting Lender shall be paid all principal, interest and fees due to it in connection therewith. Such Commitments and Revolving Loans shall be allocated among the Lenders that are a party to this Amendment in accordance with their respective Applicable Percentages reflected on Schedule 1 attached hereto. The foregoing is done as an accommodation to the Borrowers, each Exiting Lender and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable Assignment and Assumption (as defined in the Credit Agreement), and no other documents shall be, or shall be required to be, executed in connection therewith, except as provided in Sections 3(c), (d) and (f) of this Amendment. For the avoidance of doubt, other than payments contemplated by this Section 3(a) and the payment of certain fees described in Section 2.09 of the Credit Agreement and in the Fee Letter, no payment is due and payable to any Lender or Exiting Lender in connection with the foregoing. Each such Exiting Lender shall promptly after the date hereof return the original Note held by such Exiting Lender to the Borrowers for cancellation.
(b)Each New Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, it will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a “Lender” thereunder as fully as if it has executed the Credit Agreement and the other Loan Documents. Each New Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Article IX of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof.

(c)Each New Lender agrees (i) that, concurrently herewith, it will complete, and execute and deliver to the Administrative Agent, an Administrative Questionnaire, and (ii) that, at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Section 3.
(d)Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a “Lender” under the Credit Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Applicable Percentage of the Commitments, shall have the rights and obligations of a “Lender” thereunder, (iii) it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision, and (iv) it has delivered to the Administrative Agent prior to the date hereof any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 3.01 thereof), duly completed and executed by such New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any other Lender or any Exiting Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a “Lender” thereunder.
(e)The Borrowers and the Guarantors hereby acknowledge and agree that (i) each New Lender is an Eligible Assignee and (ii) as of the effective date of the Amendment Closing Date, the amount of each Lender’s Commitment shall be the amount set forth on Schedule 1 attached hereto. The terms of the Commitment provided by each New Lender, and the Revolving Loans to be made under the Credit Agreement, shall be as set forth for Commitments and Revolving Loans, respectively, in the Credit Agreement.
(f)There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Credit Agreement and the Notes, which Indebtedness is instead allocated among the Lenders as of the date hereof in accordance with their respective Applicable Percentages of the Aggregate Commitments, and is evidenced by the Credit Agreement and any Note(s), and the Lenders shall as of the date hereof make such adjustments to the outstanding Loans of such Lenders so that such outstanding Loans are consistent with their respective Applicable Percentages of the Aggregate Commitments.
4.Conditions. The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Closing Date”):
(i)Execution of this Amendment. The Administrative Agent shall have received executed originals of counterpart signature pages to this Amendment from the Borrowers, the Guarantors, the Exiting Lenders, the New Lenders and the Existing Lenders.
(ii)No Default. There shall exist no Default or Event of Default.
(iii)Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement and in each other Loan Document shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Amendment Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall only be required to have been true and correct in all material respects as of such earlier date and except that for purposes of this Section 3(iii), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).
(iv)New Notes. The Borrowers shall have executed and delivered to the Administrative Agent a Note for each New Lender, each such Note to be in the amount set forth opposite such New Lender’s name on Schedule 1 attached hereto.
(v)Opinions of Counsel. The Administrative Agent shall have received one or more favorable opinions of counsel to the Borrowers and the Guarantors (other than the New Guarantors) addressed to the Administrative Agent and the Lenders covering such matters as the Administrative Agent may reasonably request and in form and substance reasonably satisfactory to the Administrative Agent.
(vi)Compliance Certificate. The Administrative Agent shall have received a duly completed Compliance Certificate (demonstrating the Borrowers will be in compliance with the financial covenants in the Credit Agreement after giving effect to the amendments to the Credit Agreement contemplated herein) as of the last day of the fiscal quarter of the Borrowers’ most recently ended prior to the Amendment Closing Date, signed by a Responsible Officer of the Borrowers.
(vii)Authority Documents. The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower and each Guarantor (other than the New Guarantors) as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized as of the date hereof to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party.
(viii)Organizational Documents. The Administrative Agent shall have received evidence that each Borrower and each Guarantor (other than the New Guarantors) is duly organized or formed, and that each Borrower and each such Guarantor is validly existing and (to the extent such concept is applicable) in good standing in its jurisdiction of organization.
(ix)Fees. The Borrowers shall have paid all fees and expenses of the Administrative Agent and the Joint Lead Arrangers due and payable with respect to this Amendment (including, without limitation, those fees due and payable pursuant to the letter agreement, dated

August 8, 2013, among the REIT, the Administrative Agent, the Syndication Agent and the Joint Lead Arrangers, and the fees and expenses of counsel to the Administrative Agent), all of which shall be fully earned and non-refundable under any circumstances when paid.
(x)Other. Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders may reasonably request.
5.References to Credit Agreement. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement, as modified and amended herein.
6.Joinder of New Guarantors; Consent of the Borrowers and the Guarantors.
(a)By execution of this Amendment, each New Guarantor hereby (i) becomes a “Guarantor” under the Credit Agreement, the Guaranty and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, (ii) agrees that it is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Guarantor” under the Credit Agreement, the Guaranty the other Loan Documents and (iii) agrees that the Guaranty and the Intra-Company Loan Subordination Agreement heretofore delivered to the Administrative Agent and the Lenders shall be a joint and several obligation of such New Guarantor to the same extent as if executed and delivered by such New Guarantor, and upon request by the Administrative Agent, it will promptly become a party to the Guaranty and/or the Intra-Company Loan Subordination Agreement to confirm such obligation.
(b)By execution of this Amendment, the Borrowers and the Guarantors hereby expressly consent to the modification and amendment relating to the Credit Agreement as set forth herein, and the Borrowers and the Guarantors hereby acknowledge, represent and agree that the Loan Documents remain in full force and effect and constitute the valid and legally binding obligations of the Borrowers and the Guarantors enforceable against such Persons in accordance with their respective terms.
7.Representations. Each Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of such Borrower and such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and such Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust or other charter documents of, or any agreement or other instrument binding upon, such Borrower or such Guarantor, or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any Borrower or any Guarantor (other than those in favor of the Administrative Agent), and (vi) do not require the approval or consent of, action by, notice to or filing with, any Governmental Authority or other Person other than those already obtained and delivered to the Administrative Agent.
(b)Enforceability. This Amendment constitutes the valid and legally binding obligations of the Borrowers and the Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(c)Reaffirmation. The Borrowers and the Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrowers, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith (except to the extent such representations and warranties specifically relate to an earlier date and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).
8.No Default. By execution hereof, the Borrowers certify that as of the date of this Amendment and immediately after giving effect to this Amendment no Default or Event of Default has occurred and is continuing.
9.Waiver of Claims. Each Borrower and each Guarantor acknowledges, represents and agrees that as of the date of this Amendment it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Administrative Agent or any Lender, or any past or present officers, agents or employees of the Administrative Agent or any Lender, and the Borrowers and the Guarantors do hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.
10.Ratification, etc. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents, as modified and amended herein. Except as set forth in Section 3(f) above, nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of any Borrower or any Guarantor under the Loan Documents.
11.Amendment as Loan Document. This Amendment shall constitute a Loan Document.

12.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) shall be effective as delivery of a manually executed counterpart of this Amendment.
13.Miscellaneous. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.
BORROWERS:
APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

AIMCO/BETHESDA HOLDINGS, INC., a Delaware corporation

By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

EXISTING GUARANTORS:

AIMCO EQUITY SERVICES, INC.,
a Virginia corporation
AIMCO HOLDINGS QRS, INC.,
a Delaware corporation
AIMCO-LP TRUST,
a Delaware trust
AIMCO PROPERTIES FINANCE CORP.,
a Delaware corporation
ANGELES REALTY CORPORATION II,
a California corporation
CONCAP EQUITIES, INC.,
a Delaware corporation
NHP A&R SERVICES, INC.,
a Virginia corporation
NHPMN STATE MANAGEMENT, INC.,
a Delaware corporation
AIMCO-GP, INC.,
a Delaware corporation
NHPMN-GP, INC.,
a Delaware corporation
By: /s/ Patti K. Fielding_____________
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

AIMCO IPLP, L.P., a Delaware limited partnership

By:	AIMCO/IPT, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

AIMCO HOLDINGS, L.P., a Delaware limited partnership

By:	AIMCO Holdings QRS, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
AMBASSADOR CRM FLORIDA PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ambassador Florida Partners Limited Partnership,a Delaware limited partnership, its General Partner

By:	Ambassador Florida Partners, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

AMBASSADOR APARTMENTS, L.P., a Delaware limited partnership

By:	AIMCO QRS GP, LLC, a Delaware limited liability company, its General Partner

By:	AIMCO Properties, L.P., a Delaware limited partnership, its Member

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
LAC PROPERTIES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	AIMCO GP LA, L.P., a Delaware limited partnership, its General Partner

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
GP-OP PROPERTY MANAGEMENT, LLC, a Delaware limited liability company

By:	AIMCO Properties, L.P., a Delaware limited partnership, its Member

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

NHPMN MANAGEMENT, L.P., a Delaware limited partnership

By:	NHPMN-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
NHPMN MANAGEMENT, LLC, a Delaware limited liability company

By:	AIMCO/Bethesda Holdings, Inc., a Delaware corporation, its General Manager
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
OP PROPERTY MANAGEMENT, L.P., a Delaware limited partnership

By:	NHPMN-GP, Inc., a Delaware corporation, its Managing General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
OP PROPERTY MANAGEMENT, LLC, a Delaware limited liability company

By:	AIMCO Properties, L.P., a Delaware limited partnership, its General Manager

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

LAC PROPERTIES GP I LIMITED PARTNERSHIP, a Delaware limited partnership

By:	LAC Properties GP I LLC, a Delaware limited liability company, its General Partner

By:	LAC Properties Operating Partnership, L.P., a Delaware limited partnership, its Managing Member

By:	AIMCO GP LA, L.P., a Delaware limited partnership, its General Partner

By:	AIMCO-GP, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
LAC PROPERTIES GP II LIMITED PARTNERSHIP, a Delaware limited partnership

By:	LAC Properties QRS II Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
AIMCO SELECT PROPERTIES, L.P., a Delaware limited partnership

By:	AIMCO/Bethesda Holdings, Inc., a Delaware corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

THE NATIONAL HOUSING PARTNERSHIP, a District of Columbia limited partnership

By:	National Corporation for Housing Partnerships, a District of Columbia corporation, its General Partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
NEW GUARANTORS:
SHELTER PROPERTIES IV LIMITED PARTNERSHIP, a South Carolina limited partnership

By:	Shelter Realty IV Corporation, a South Carolina corporation, its corporate general partner
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer
HUNT CLUB PARTNERS, L.L.C., a Maryland limited liability company

By:	HC/OAC, L.L.C., a Maryland limited liability company, its manager

By:	OAC Investment, Inc., a Maryland corporation, its manager
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

WATERS LANDING PARTNERS, L.L.C., a Maryland limited liability company

By:	WL/OAC, L.L.C., a Maryland limited liability company, its manager

By:	OAC Investment, Inc., a Maryland corporation, its manager
By: /s/ Patti K. Fielding
Name: Patti K. Fielding
Title: Executive Vice President and Treasurer

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

EXISTING LENDERS:
KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and an Existing Lender
By:/s/ Meredith Houseworth
Name: Meredith Houseworth
Title: Vice President
WELLS FARGO BANK, N.A., as Syndication Agent and an Existing Lender
By:/s/ Kevin A. Stacker
Name: Kevin A. Stacker
Title: Vice President

BANK OF AMERICA, N.A., as Co-Documentation Agent, an L/C Issuer and an Existing Lender
By: /s/ James P. Johnson
Name: James P. Johnson
Title: Senior Vice President

REGIONS BANK, as Co-Documentation Agent and an Existing Lender
By: /s/ Kevin W. Murry
Name: Kevin W. Murry
Title: Director
CITIBANK, N.A., as Co-Documentation Agent and an Existing Lender
By: /s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and an Existing Lender
By: /s/ James A. Harmann
Name: James A. Harmann
Title: Senior Vice President
THE HUNTINGTON NATIONAL BANK, a national banking association, as an Existing Lender
By: /s/ Scott Childs
Name: Scott Childs
Title: Senior Vice President
MORGAN STANLEY BANK, N.A, an Existing Lender
By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory
NEW LENDERS:
RBS CITIZENS, N.A., as a New Lender
By: /s/ David R. Jablonowski
Name: David R. Jablonowski
Title: Vice President
BANK OF THE WEST, a California banking corporation, as a New Lender
By: /s/ Lynn Foster
Name: Lynn Foster
Title: S.V.P.

By: /s/ Chuck Weerasooriya
Name: Chuck Weerasooriya
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

The following Exiting Lenders have duly executed this Amendment for the limited purpose of acknowledging and agreeing to the terms of Section 3(a) above:
EXITING LENDERS:
MANUFACTURERS AND TRADERS TRUST COMPANY, as an Exiting Lender
By: /s/ John Mangan
Name: John Mangan
Title: Vice President
HSBC BANK USA, NATIONAL ASSOCIATION, as an Exiting Lender
By: /s/ Timothy J, Mertens
Name: Timothy J. Mertens
Title: Vice President
RAYMOND JAMES BANK, N.A., as an Exiting Lender
By: /s/ Thomas G. Scott
Name: Thomas G. Scott
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement and Joinder to Guaranty]

SCHEDULE 1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
KeyBank National Association	$107,500,000	17.91666667%
Wells Fargo Bank, N.A.	$107,500,000	17.91666667%
Bank of America, N.A.	$75,000,000	12.50000000%
Regions Bank	$75,000,000	12.50000000%
Citibank, N.A.	$60,000,000	10.00000000%
PNC Bank, National Association	$60,000,000	10.00000000%
RBS Citizens, N.A.	$40,000,000	6.66666667%
The Huntington National Bank	$35,000,000	5.83333333%
Bank of The West	$25,000,000	4.16666667%
Morgan Stanley Bank, N.A.	$15,000,000	2.50000000%
Total:	$600,000,000	100%

Schedule 1